Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-200995) of James River Group Holdings, Ltd. and

(2)	Registration Statement (Form S-3 No. 333-208903) of James River Group Holdings, Ltd.;

of our report dated March 10, 2017, with respect to the consolidated financial statements and schedules of James River Group Holdings, Ltd. included in this Annual Report (Form 10-K) of James River Group Holdings, Ltd. for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

March 10, 2017